Exhibit 99.1

       ARADIGM CHIEF EXECUTIVE OFFICER APPOINTED TO ITS BOARD OF DIRECTORS

    HAYWARD, Calif., Feb. 23 /PRNewswire-FirstCall/ -- Aradigm Corporation (Nasdaq: ARDM) today announced effective immediately that V. Bryan Lawlis, Ph.D., its Chief Executive Officer, has been appointed to its Board of Directors.

    "The Board is fortunate to be able to tap into Bryan's tremendous operations experience at this pivotal time for the company," said Virgil Thompson, Aradigm's Chairman of the Board. "Since joining Aradigm as Chief Operating Officer in 2002, Bryan has made significant contributions to the operations side of the business and as CEO has established a strong foundation to execute on our new strategies. Going forward, as Aradigm moves towards a more outsourced approach to manufacturing, his insight and management expertise of similar structured organizations will be crucial to the company's success."

    Aradigm develops non-invasive delivery systems to enable patients to comfortably self-administer biopharmaceuticals and small molecules. The company's advanced AERx(R) pulmonary and Intraject(R) needle-free delivery technologies offer rapid delivery solutions for liquid drug formulations. Current development programs focus on neurological disorders, heart disease, respiratory conditions, diabetes and cancer. More information about Aradigm can be found at www.aradigm.com.

    Except for the historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties, including clinical results, the timely availability and acceptance of new products, the impact of competitive products and pricing, and the management of growth, as well as the other risks detailed from time to time in Aradigm Corporation's Securities and Exchange Commission (SEC) Filings, including the company's Annual Report on Form 10-K, and quarterly reports on Form 10-Q.

    NOTE:  AERx and Intraject are registered trademarks of Aradigm.

    Contact:  Christopher Keenan    or       Joe Dorame
              Aradigm                        The RCG Group
              510-265-9370                   480-675-0400

SOURCE  Aradigm Corporation
    -0-                             02/23/2005
    /CONTACT: Christopher Keenan of Aradigm Corporation, +1-510-265-9370; or Joe Dorame of The RCG Group, +1-480-675-0400, for Aradigm Corporation/
    /Web site:  http://www.aradigm.com /
-